Exhibit 99.2 NOVELIS Q2 FISCAL YEAR 2021 EARNINGS CONFERENCE CALL November 9, 2020 Steve Fisher President and Chief Executive Officer Dev Ahuja Senior Vice President and Chief Financial Officer © 2020 Novelis

SAFE HARBOR STATEMENT Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward- looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward looking statements in this news release are statements about our expectations about strengthening and growing the business with expansion projects or achieving synergies associated with the acquisition. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing including in connection with potential acquisitions and investments; risks relating to, and our ability to consummate, pending and future acquisitions, investments or divestitures; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations; breakdown of equipment and other events; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy; the risks of pandemics or other public health emergencies, including the continued spread and impact of, and the governmental and third-party responses to risks arising out of our acquisition of Aleris Corporation including risks associated with related divestiture requirements and uncertainties inherent in the acquisition method of accounting; disruption to our global aluminum production and supply chain as a result of COVID-19; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors are included under the caption "Risk Factors" in our upcoming Annual Report on Form 10- K for the fiscal year ended March 31, 2020. © 2020 Novelis 2

HIGHLIGHTS Quarterly Shipments . Expanded footprint, strong market demand (kilotonnes) and good cost control drove record +19% v Q1 923 shipments & Adjusted EBITDA in Q2 . Significant sequential improvement in results compared to Q1FY21 . Stronger than expected market recovery, particularly in automotive and B&C . Diligent cost control across fixed operating, SG&A and R&D costs, and non-strategic capital spending Quarterly Adjusted EBITDA ($ millions) . Maintaining strong liquidity and balance +80% v Q1 sheet 455 . Achieving milestones in post-acquisition integration & divestment activities . Diverse global footprint and product portfolio provides competitive advantage as some pandemic uncertainty remains © 2020 Novelis 3

NOVELIS COVID-19 IMPACT & RESPONSE Protecting our Employees Customer Demand Impact . Top priority to help ensure the safety, Beverage can: health and well-being of our . Higher at-home consumption favors can, employees, facilities and communities particularly in North & South America . Europe & Asia generally resilient, but some Operational Impact impact from reduced tourism . All plants are operational, nearly all running at capacity levels Automotive: . Commissioning progress at Guthrie . Sharp recovery in US & Europe in Q2 after and Changzhou automotive finishing spring shutdowns lines . China increased demand for EVs, SUVs and luxury vehicles $ Strong Financial Position . Limited medium-term visibility . Actively managing costs to respond to market conditions Specialties: . Prioritizing strategic and maintenance . Recovery broadly across end markets capex . Maintaining strong liquidity and cash Aerospace: position . Reduced build rates due to lower consumer air travel © 2020 Novelis 4

STRATEGIC EXPANSION UPDATE

Novelis

- On April 14, 2020, Novelis completed its acquisition of Aleris
  - Completed divestment of Duffel to ALVANCE on September 30 for €310 million
  - Signed an agreement with American Industrial Partners on November 8 to sell Lewisport for estimated $171 million net cash proceeds
- Accelerating organic expansion projects to meet strong customer demand
  - Guthrie, US automotive finishing line in customer qualification with commercial shipments end of FY21
  - Changzhou, China automotive finishing line qualification to begin Q3FY21; commercial shipments early FY22
  - Pinda, Brazil expansion on track to commission in FY22



Guthrie operator unloading a coil for pretreatment processing



Coil handling system equipment on site in Pinda

© 2020 Novelis

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FINANCIAL HIGHLIGHTS © 2020 Novelis

Q2 FISCAL 2021 FINANCIAL HIGHLIGHTS Q2FY21 vs Q2FY20 Quarterly Shipments trend . Net loss $37 million, includes $181 million (kilotonnes) loss from discontinued operations 923 835 811 . Net Income from continuing operations 797 774 $144 million, up 17% . Excluding tax-effected special items, net income from continuing operations of $158 million . Adjusted EBITDA up 22% from $374 million to record $455 million Q2FY20 Q3FY20 Q4FY20 Q1FY21 Q2FY22 . Adjusted EBITDA per ton $493 Quarterly Adjusted EBITDA trend ($ millions) . Sales up 4% to $3.0 billion 455 374 383 . Total FRP Shipments up 11% to record 923 343 kilotonnes 253 . Addition of acquired business . Automotive shipments doubled from Q1, up slightly YoY Q2FY20 Q3FY20 Q4FY20 Q1FY21 Q2FY21 . Resilient Can shipments up sequentially from Q1, down low single digits YoY © 2020 Novelis 7

Q2 ADJUSTED EBITDA BRIDGE $ Millions Mainly impact of acquired business 109 0 455 (21) (7) . Higher fixed and SG&A cost base from acquired 374 business . Partially offset by cost reduction initiatives Q2FY20 Volume Price/Mix Operating Cost SG&A, R&D, FX and Q2FY21 Other © 2020 Novelis 8

FREE CASH FLOW AND NET LEVERAGE 1H 1H Net Leverage ratio $ Millions FY21 FY20 Net debt/TTM Adjusted EBITDA Adjusted EBITDA 708 746 7.0 Interest paid (124) (116) 6.0 Taxes paid (88) (99) 5.0 4.0 Capital expenditures (222) (305) 3.7x 3.0 Working capital & other (105) (208) 2.0 Free cash flow from continuing operations 169 18 1.0 Free cash flow from discontinued operations (37) - 0.0 FY17 FY18 FY19 FY20 Q2FY21 Free cash flow 132 18 Free cash flow before capex 354 323 . Generating robust operating cash flow through working capital and reduced capital expenditures . FY21 other exceptional items include $50 million Q1 donation and negative metal price lag . Net leverage ratio reduced to 3.7x . Strong liquidity levels $2.6 billion as of September 30 © 2020 Novelis 9

ALERIS INTEGRATION UPDATE © 2020 Novelis

STRONG STRATEGIC RATIONALE FOR TRANSACTION

Rationale	Entire Aleris Portfolio	Without Lewisport & Duffel
Diversify portfolio, including entry into high-value Aerospace	✓	✓
Fully integrate China Automotive business	✓	✓
Auto Diversification and Growth	✓	Achieved through organic growth
Generate Run-Rate Synergies	~$150 million ~50/50 split between China & combination synergies	>$180 million >$65M China ~$120M combination

© 2020 Novelis

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PATH TO SIGNIFICANT ALERIS EBITDA CONTRIBUTION

Novelis


$ Millions
188
120
60
368
Annualized Q2FY21 EBITDA (excluding synergies)
Combination synergies
Market recovery post-COVID
Estimated run-rate EBITDA post-COVID

Path to ~$370 million EBITDA run-rate post-COVID

- Annualized Q2FY21 Aleris EBITDA, less synergies already achieved
- Stronger than forecast combination cost synergies identified
- Base-case assumption for market recovery post-COVID
- Does not yet reflect growth from full capacity utilization, efficiencies, or China synergies

Directional Consolidated FY23 Shipment Mix


21%
3%
54%
22%
Can
Specialties, incl Continuous Cast
Aerospace
Automotive

Directional Consolidated Long-Term Capacity
millions of tonnes


3.4
0.5
0.1
0.2
0.3
4.5
Legacy Novelis
Legacy Aleris
Pinda
China
Optimization
Novelis

© 2020 Novelis

SUMMARY . Integration of Aleris continuing operations to drive synergies and value capture . Strong customer relationships across diversified product portfolio, operational excellence, and expanded global presence delivers record quarterly results . Business model durability to sustain operations and provide flexibility during COVID-related uncertainty . Well positioned to support strong customer near-term order book across end-markets . Actively managing costs, capital spending and liquidity levels . Working towards completion of organic expansion projects to strengthen and grow our business for the long term © 2020 Novelis 13

THANK YOU QUESTIONS? © 2020 Novelis

APPENDIX © 2020 Novelis

NET INCOME RECONCILIATION TO ADJUSTED EBITDA Q1 Q2 (in $ m) Q1 Q2 Q3 Q4 FY20 FY21 FY21 Net income (loss) attributable to our common shareholder 127 123 107 63 420 (79) (37) - Noncontrolling interests ------- - Income tax provision 63 45 49 21 178 (29) 68 - Interest, net 62 58 57 57 234 67 69 - Depreciation and amortization 88 88 91 94 361 118 141 EBITDA 340 314 304 235 1,193 77 241 - Unrealized (gain) loss on derivatives (6) (3) (6) 11 (4) 33 (6) - Realized (gain) loss on derivative instruments not included in segment 21(1)(2)-31 income - Adjustment to reconcile proportional consolidation 15 14 13 15 57 14 15 - (Gain) loss on sale of fixed assets (1) (1) 1 2 1 (2) - - Loss on extinguishment of debt ---7171-- - Purchase price accounting adjustments -----281 - Loss from discontinued operations, net of tax -----1811 - Loss on sale of discontinued operations, net of tax ------170 - Restructuring and impairment, net 132374317 - Metal price lag (income) expense 2 5 11 20 38 20 12 - Business acquisition and other integration costs 17 12 17 17 63 11 - - Other, net 2 - 1 7 10 50 3 Adjusted EBITDA $372 $374 $343 $383 $1,472 $253 $455 © 2020 Novelis 16

FREE CASH FLOW AND LIQUIDITY

Novelis

(in $ m)	Q1	Q2	Q3	Q4	FY20	Q1 FY21	Q2 FY21
Cash provided by (used in) operating activities – continuing operations	57	240	167	498	962	(129)	498
Cash provided by (used in) investing activities – continuing operations	(149)	(127)	(124)	(175)	(575)	(2,637)	(185)
Plus: Cash used in Acquisition of a business, net of cash acquired	-	-	-	-	-	2,550	64
Plus: Accrued merger consideration	-	-	-	-	-	70	(60)
Less: (proceeds) outflows from sale of assets, net of transaction fees, cash income taxes and hedging	(2)	(1)	-	-	(3)	-	(2)
Free cash flow from continuing operations	**$(94)**	**$112**	**$43**	**$323**	**$384**	**$(146)**	**$315**
Net cash used in operating activities – discontinued operations	-	-	-	-	-	(15)	(6)
Net cash provided by investing activities – discontinued operations	-	-	-	-	-	10	197
Less: Proceeds from sale of assets and businesses, net of transaction fees, cash income taxes and hedges - discontinued operations	-	-	-	-	-	-	(223)
Free cash flow	**$(94)**	**$112**	**$43**	**$323**	**$384**	**$(151)**	**$283**
Capital expenditures	162	143	122	177	604	109	113

(in $ m)	Q1	Q2	Q3	Q4	FY20	Q1 FY21	Q2 FY21
Cash and cash equivalents	859	935	1,031	2,392	2,392	1,729	1,627
Cash and cash equivalents of discontinued operations	-	-	-	-	-	89	-
Availability under committed credit facilities	870	875	838	186	186	308	1,005
Liquidity	**$1,729**	**$1,810**	**$1,869**	**$2,578**	**$2,578**	**$2,126**	**$2,632**

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